Exhibit 99

Acadia Healthcare Reports First Quarter GAAP EPS of $0.40 and Adjusted EPS of $0.46

Affirms Financial Guidance for 2017

FRANKLIN, Tenn.--(BUSINESS WIRE)--April 25, 2017--Acadia Healthcare Company, Inc. (NASDAQ: ACHC) today announced financial results for the first quarter ended March 31, 2017. Revenue for the quarter was $679.2 million, an increase of 10.1% from $616.8 million for the first quarter of 2016. Net income attributable to Acadia stockholders increased 36.1% to $35.0 million for the first quarter of 2017 from $25.7 million for the first quarter of 2016. Net income attributable to Acadia stockholders per diluted share increased 29.0% to $0.40 for the first quarter of 2017 from $0.31 for the first quarter of 2016, on a 4.2% increase in weighted average diluted shares outstanding. Adjusted income from continuing operations attributable to Acadia stockholders per diluted share was $0.46 for the first quarter of 2017 compared with $0.55 for the first quarter of 2016. The results for the first quarter of 2017 were impacted by the decline in the exchange rate of the British Pound Sterling to the U.S. dollar, the divestiture of 22 facilities in the U.K. during the fourth quarter of 2016 and the loss of one day due to leap year in 2016. A reconciliation of all non-GAAP financial results in this release appears beginning on page 8.

Joey Jacobs, Chairman and Chief Executive Officer of Acadia, commented, “Acadia produced financial results for the first quarter of 2017 that were largely consistent with our expectations for the quarter and financial guidance for the year. Our revenue growth primarily resulted from the acquisition of Priory Group on February 16, 2016, which added approximately 6,200 beds, net of the divestiture, to our operations in the United Kingdom. In the trailing 12 months ended March 31, 2017, we also acquired nearly 240 beds through three transactions and added 719 beds to existing facilities and de novo facilities, 82 of which were added to existing facilities in the first quarter of 2017.

“The favorable impact of the growth in our beds in operation during the first quarter was partially offset by a reduction of approximately six percentage points in our revenue growth rate due to the post-Brexit decline in the exchange rate of the British Pound Sterling to the U.S. dollar, in addition to the impact of the first quarter of 2017 having one less day due to leap year in 2016.”

Acadia’s same facility revenues increased 4.8% for the first quarter of 2017 compared with the same prior-year quarter, as patient days rose 3.7% and revenue per patient day increased 1.0%. Same facility revenue increased 5.5% for the U.S. facilities, with an increase of 5.8% in patient days and a decline of 0.3% in revenue per patient day. Same facility revenues increased 2.6% for the U.K. facilities, with a 0.1% increase in patient days and a 2.4% increase in revenue per patient day. Total same facility EBITDA margin declined to 25.2% for the first quarter of 2017 from 25.6% for the first quarter of 2016. Acadia’s consolidated adjusted EBITDA was $136.4 million for the first quarter of 2017, up 4.1% from $131.0 million for the first quarter of 2016.

As of January 1, 2017, the Company adopted a new accounting standard, ASU 2016-09, under which adjustments to the income tax effects of share-based awards are now recognized in the income statement when the awards vest, instead of through equity on the balance sheet. This change resulted in an increase in Acadia’s income tax provision for the first quarter of 2017 of $1.7 million or an increase in the unadjusted tax rate of 3.6 percentage points. Adjusted income from continuing operations for the first quarter of 2017 excludes the impact of adopting ASU 2016-09, and as a result the adjusted tax rate is 24.5%.

Acadia today affirmed its previously established financial guidance for 2017, as follows:

  Revenue for 2017 in a range of $2.85 billion to $2.9 billion;
  Adjusted EBITDA for 2017 in a range of $625 million to $640 million; and
  Adjusted earnings per diluted share for 2017 in a range $2.40 to $2.50.

The Company’s 2017 financial guidance assumes an exchange rate of $1.25 per British Pound Sterling and a tax rate of approximately 25%. The Company’s guidance does not include the impact of any future acquisitions or transaction-related expenses. EBITDA is defined as net income adjusted for net loss attributable to noncontrolling interests, income tax provision, net interest expense and depreciation and amortization. Adjusted EBITDA is defined as EBITDA adjusted for equity-based compensation expense, gain on foreign currency derivatives and transaction-related expenses. Adjusted income is defined as net income adjusted for provision for income taxes, gain on foreign currency derivatives, transaction-related expenses and income tax provision reflecting tax effect of adjustments attributable to Acadia.

Acadia will hold a conference call to discuss its first quarter financial results at 8:00 a.m. Eastern Time on Wednesday, April 26, 2017. A live webcast of the conference call will be available at www.acadiahealthcare.com in the “Investors” section of the website. The webcast of the conference call will be available through May 10, 2017.

Risk Factors

This news release contains forward-looking statements. Generally words such as “may,” “will,” “should,” “could,” “anticipate,” “expect,” “intend,” “estimate,” “plan,” “continue,” and “believe” or the negative of or other variation on these and other similar expressions identify forward-looking statements. These forward-looking statements are made only as of the date of this news release. We do not undertake to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements are based on current expectations and involve risks and uncertainties and our future results could differ significantly from those expressed or implied by our forward-looking statements. Factors that may cause actual results to differ materially include, without limitation, (i) potential difficulties operating our business in light of political and economic instability in the U.K. and globally following the referendum in the U.K. on June 23, 2016, in which voters approved an exit from the European Union, or Brexit; (ii) the impact of fluctuations in foreign exchange rates, including the devaluation of the British Pound Sterling (GBP) relative to the U.S. Dollar (USD) following the Brexit vote; (iii) Acadia’s ability to complete acquisitions and successfully integrate the operations of acquired facilities, including Priory facilities; (iv) Acadia’s ability to add beds, expand services, enhance marketing programs and improve efficiencies at its facilities; (v) potential reductions in payments received by Acadia from government and third-party payors; (vi) the occurrence of patient incidents and governmental investigations, which could adversely affect the price of our common stock and result in incremental regulatory burdens; (vii) the risk that Acadia may not generate sufficient cash from operations to service its debt and meet its working capital and capital expenditure requirements; and (viii) potential operating difficulties, client preferences, changes in competition and general economic or industry conditions that may prevent Acadia from realizing the expected benefits of its business strategy. These factors and others are more fully described in Acadia’s periodic reports and other filings with the SEC.

About Acadia

Acadia is a provider of behavioral healthcare services. At March 31, 2017, Acadia operated a network of 575 behavioral healthcare facilities with approximately 17,200 beds in 39 states, the United Kingdom and Puerto Rico. Acadia provides behavioral health and addiction services to its patients in a variety of settings, including inpatient psychiatric hospitals, residential treatment centers, outpatient clinics and therapeutic school-based programs.

Acadia Healthcare Company, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended March 31,
	2017	2016
	(In thousands, except per share amounts)

Revenue before provision for doubtful accounts	$689,341	$627,183
Provision for doubtful accounts	(10,147)	(10,370)
Revenue	679,194	616,813

Salaries, wages and benefits (including equity-based compensation expense of $7,396 and $6,956, respectively)	376,421	341,028
Professional fees	43,409	39,991
Supplies	27,709	26,685
Rents and leases	18,971	14,806
Other operating expenses	83,711	70,247
Depreciation and amortization	33,613	27,975
Interest expense, net	42,757	37,714
Gain on foreign currency derivatives	-	(410)
Transaction-related expenses	4,119	26,298
Total expenses	630,710	584,334
Income before income taxes	48,484	32,479
Provision for income taxes	13,711	7,110
Net income	34,773	25,369
Net loss attributable to noncontrolling interests	185	319
Net income attributable to Acadia Healthcare Company, Inc.	$34,958	$25,688

Earnings per share attributable to Acadia Healthcare Company, Inc. stockholders:
Basic	$0.40	$0.31
Diluted	$0.40	$0.31

Weighted-average shares outstanding:
Basic	86,762	82,943
Diluted	86,908	83,420

Acadia Healthcare Company, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

	March 31, 2017	December 31, 2016
	(In thousands)

ASSETS
Current assets:
Cash and cash equivalents	$43,087	$57,063
Accounts receivable, net of allowance for doubtful accounts of $41,121 and $38,916, respectively	276,089	263,327
Other current assets	104,837	107,537
Total current assets	424,013	427,927
Property and equipment, net	2,749,538	2,703,695
Goodwill	2,683,787	2,681,188
Intangible assets, net	83,718	83,310
Deferred tax assets - noncurrent	3,750	3,780
Derivative instruments	59,257	73,509
Other assets	61,727	51,317
Total assets	$6,065,790	$6,024,726

LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$34,805	$34,805
Accounts payable	92,673	80,034
Accrued salaries and benefits	102,333	105,068
Other accrued liabilities	106,046	122,958
Total current liabilities	335,857	342,865
Long-term debt	3,246,577	3,253,004
Deferred tax liabilities - noncurrent	63,858	78,520
Other liabilities	165,995	164,859
Total liabilities	3,812,287	3,839,248
Redeemable noncontrolling interests	17,570	17,754
Equity:
Common stock	869	867
Additional paid-in capital	2,499,760	2,496,288
Accumulated other comprehensive loss	(528,392)	(549,570)
Retained earnings	263,696	220,139
Total equity	2,235,933	2,167,724
Total liabilities and equity	$6,065,790	$6,024,726

Acadia Healthcare Company, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended March 31,
	2017	2016
	(In thousands)
Operating activities:
Net income	$34,773	$25,369
Adjustments to reconcile net income to net cash provided by continuing operating activities:
Depreciation and amortization	33,613	27,975
Amortization of debt issuance costs	2,396	2,147
Equity-based compensation expense	7,396	6,956
Deferred income tax expense	2,007	9,085
Gain on foreign currency derivatives	-	(410)
Other	3,825	882
Change in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable, net	(12,459)	(3,749)
Other current assets	5,886	(8,075)
Other assets	(1,710)	(2,402)
Accounts payable and other accrued liabilities	(16,993)	7,498
Accrued salaries and benefits	(3,437)	(6,347)
Other liabilities	2,142	354
Net cash provided by continuing operating activities	57,439	59,283
Net cash used in discontinued operating activities	(425)	(619)
Net cash provided by operating activities	57,014	58,664

Investing activities:
Cash paid for acquisitions, net of cash acquired	-	(580,096)
Cash paid for capital expenditures	(50,549)	(90,089)
Cash paid for real estate acquisitions	(2,495)	(14,799)
Settlement of foreign currency derivatives	-	745
Other	(5,051)	(1,208)
Net cash used in investing activities	(58,095)	(685,447)

Financing activities:
Borrowings on long-term debt	-	1,480,000
Borrowings on revolving credit facility	-	58,000
Principal payments on revolving credit facility	-	(166,000)
Principal payments on long-term debt	(8,638)	(13,669)
Repayment of assumed debt	-	(1,348,389)
Payment of debt issuance costs	-	(34,167)
Issuance of common stock, net	-	685,097
Common stock withheld for minimum statutory taxes, net	(4,234)	(6,679)
Other	(865)	(224)
Net cash (used in) provided by financing activities	(13,737)	653,969

Effect of exchange rate changes on cash	842	(1,819)

Net (decrease) increase in cash and cash equivalents	(13,976)	25,367
Cash and cash equivalents at beginning of the period	57,063	11,215
Cash and cash equivalents at end of the period	$43,087	$36,582

Effect of acquisitions:
Assets acquired, excluding cash	$-	$2,372,358
Liabilities assumed	-	(1,575,380)
Issuance of common stock in connection with acquisition	-	(216,882)
Cash paid for acquisitions, net of cash acquired	$-	$580,096

	Acadia Healthcare Company, Inc.
	Operating Statistics
	(Unaudited, Revenue in thousands)

		Three Months Ended March 31,
		2017	2016	% Change
	Same Facility Results (a,c)
	Revenue	$547,965	$523,031	4.8%
	Patient Days	905,650	873,476	3.7%
	Admissions	37,489	34,514	8.6%
	Average Length of Stay (b)	24.2	25.3	-4.5%
	Revenue per Patient Day	$605	$599	1.0%
	EBITDA margin	25.2%	25.6%	-40 bps

	U.S. Same Facility Results (a)
	Revenue	$418,852	$397,139	5.5%
	Patient Days	583,805	552,016	5.8%
	Admissions	36,317	33,476	8.5%
	Average Length of Stay (b)	16.1	16.5	-2.5%
	Revenue per Patient Day	$717	$719	-0.3%
	EBITDA margin	26.3%	27.2%	-90 bps

	U.K. Same Facility Results (a,c)
	Revenue	$129,113	$125,892	2.6%
	Patient Days	321,845	321,460	0.1%
	Admissions	1,172	1,038	12.9%
	Average Length of Stay (b)	274.6	309.7	-11.3%
	Revenue per Patient Day	$401	$392	2.4%
	EBITDA margin	21.4%	20.7%	70 bps

	U.S. Facility Results
	Revenue	$440,223	$408,264	7.8%
	Patient Days	606,527	561,323	8.1%
	Admissions	38,356	34,465	11.3%
	Average Length of Stay (b)	15.8	16.3	-2.9%
	Revenue per Patient Day	$726	$727	-0.2%
	EBITDA margin	25.5%	26.2%	-70 bps

	U.K. Facility Results (c)
	Revenue	$238,971	$152,291	56.9%
	Patient Days	671,720	406,646	65.2%
	Admissions	2,589	1,391	86.1%
	Average Length of Stay (b)	259.5	292.3	-11.3%
	Revenue per Patient Day	$356	$375	-5.0%
	EBITDA margin	18.5%	20.1%	-160 bps

	Total Facility Results (c)
	Revenue	$679,194	$560,555	21.2%
	Patient Days	1,278,247	967,969	32.1%
	Admissions	40,945	35,856	14.2%
	Average Length of Stay (b)	31.2	27.0	15.6%
	Revenue per Patient Day	$531	$579	-8.2%
	EBITDA margin	23.0%	24.5%	-150 bps

(a)	Same-facility results for the periods presented exclude the U.K. divestiture and other closed services.
(b)	Average length of stay is defined as patient days divided by admissions.
(c)

U.K. Facility and Total Facility results for the periods presented exclude the U.K. divestiture. Revenue and revenue per patient day for the three months ended March 31, 2016 is adjusted to reflect the foreign currency exchange rate for the comparable period of 2017 in order to eliminate the effect of changes in the exchange rate. The exchange rate used in the adjusted revenue and revenue per patient day amounts for the three months ended March 31, 2016 is 1.24.

Acadia Healthcare Company, Inc.
Reconciliation of Net Income Attributable to Acadia Healthcare Company, Inc. to Adjusted EBITDA
(Unaudited)

	Three Months Ended March 31,
	2017	2016
	(in thousands)

Net income attributable to Acadia Healthcare Company, Inc.	$34,958	$25,688
Net loss attributable to noncontrolling interests	(185)	(319)
Provision for income taxes	13,711	7,110
Interest expense, net	42,757	37,714
Depreciation and amortization	33,613	27,975
EBITDA	124,854	98,168

Adjustments:
Equity-based compensation expense (a)	7,396	6,956
Gain on foreign currency derivatives (b)	-	(410)
Transaction-related expenses (c)	4,119	26,298
Adjusted EBITDA	$136,369	$131,012

See footnotes on page 11.

Acadia Healthcare Company, Inc.
Reconciliation of Adjusted Income Attributable to Acadia Healthcare Company, Inc. to
Net Income Attributable to Acadia Healthcare Company, Inc.
(Unaudited)

	Three Months Ended March 31,
	2017	2016
	(in thousands, except per share amounts)

Net income attributable to Acadia Healthcare Company, Inc.	$34,958	$25,688
Provision for income taxes	13,711	7,110
Income attributable to Acadia Healthcare Company, Inc. before income taxes	48,669	32,798

Adjustments to income:
Gain on foreign currency derivatives (b)	-	(410)
Transaction-related expenses (c)	4,119	26,298
Income tax provision reflecting tax effect of adjustments to income (d)	(12,912)	(12,852)
Adjusted income attributable to Acadia Healthcare Company, Inc.	$39,876	$45,834

Weighted-average shares outstanding - diluted	86,908	83,420

Adjusted income attributable to Acadia Healthcare Company, Inc. per diluted share	$0.46	$0.55

See footnotes on page 11.

Acadia Healthcare Company, Inc.
Constant Currency Condensed Consolidated Statements of Operations (e)
(Unaudited)

	Three Months Ended March 31,
	2017	2016
	(In thousands, except per share amounts)

Revenue before provision for doubtful accounts	$726,811	$627,183
Provision for doubtful accounts	(10,147)	(10,370)
Revenue	716,664	616,813

Salaries, wages and benefits (including equity-based compensation expense of $7,396 and $6,956, respectively)	397,221	341,028
Professional fees	46,317	39,991
Supplies	28,969	26,685
Rents and leases	20,560	14,806
Other operating expenses	87,677	70,247
Depreciation and amortization	36,270	27,975
Interest expense, net	42,789	37,714
Gain on foreign currency derivatives	-	(410)
Transaction-related expenses	4,532	26,298
Total expenses	664,335	584,334
Income before income taxes	52,329	32,479
Provision for income taxes	13,951	7,110
Net income	38,378	25,369
Net loss attributable to noncontrolling interests	185	319
Net income attributable to Acadia Healthcare Company, Inc.	$38,563	$25,688

Constant Currency Reconciliation of Adjusted Income Attributable to Acadia Healthcare Company, Inc. to
Net Income Attributable to Acadia Healthcare Company, Inc. (g)
(Unaudited)

Net income attributable to Acadia Healthcare Company, Inc.	$38,563	$25,688
Provision for income taxes	13,951	7,110
Income attributable to Acadia Healthcare Company, Inc. before income taxes	$52,514	$32,798

Adjustments to income:
Gain on foreign currency derivatives (b)	-	(410)
Transaction-related expenses (c)	4,532	26,298
Income tax provision reflecting tax effect of adjustments to income (d)	(13,240)	(12,852)
Adjusted income attributable to Acadia Healthcare Company, Inc.	$43,806	$45,834

Weighted-average shares outstanding - diluted	86,908	83,420

Adjusted income attributable to Acadia Healthcare Company, Inc. per diluted share	$0.50	$0.55

See footnotes on page 11.

Acadia Healthcare Company, Inc.
Footnotes

We have included certain financial measures in this press release, including EBITDA, Adjusted EBITDA, Adjusted income, and constant currency adjusted income, which are “non-GAAP financial measures” as defined under the rules and regulations promulgated by the SEC. We define EBITDA as net income adjusted for net loss attributable to noncontrolling interests, income tax provision, net interest expense and depreciation and amortization. We define Adjusted EBITDA as EBITDA adjusted for equity-based compensation expense, gain on foreign currency derivatives and transaction-related expenses. We define Adjusted income as net income adjusted for provision for income taxes, gain on foreign currency derivatives, transaction-related expenses and income tax provision reflecting tax effect of adjustments attributable to Acadia.

EBITDA, Adjusted EBITDA, Adjusted income and constant currency adjusted income are supplemental measures of our performance and are not required by, or presented in accordance with, generally accepted accounting principles in the United States (“GAAP”). EBITDA, Adjusted EBITDA, Adjusted income and constant currency adjusted income are not measures of our financial performance under GAAP and should not be considered as alternatives to net income or any other performance measures derived in accordance with GAAP or as an alternative to cash flow from operating activities as measures of our liquidity. Our measurements of EBITDA, Adjusted EBITDA, Adjusted income and constant currency adjusted income may not be comparable to similarly titled measures of other companies. We have included information concerning EBITDA, Adjusted EBITDA, Adjusted income and constant currency adjusted income in this press release because we believe that such information is used by certain investors as measures of a company’s historical performance. We believe these measures are frequently used by securities analysts, investors and other interested parties in the evaluation of issuers of equity securities, many of which present EBITDA, Adjusted EBITDA, Adjusted income and constant currency adjusted income when reporting their results. Our presentation of EBITDA, Adjusted EBITDA, Adjusted income and constant currency adjusted income should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items.

Foreign currency exchange rate fluctuations affect the amounts reported from translating U.K. revenues and expenses into USD. These rate fluctuations can have a significant effect on our reported operating results. As a supplement to our reported operating results, we present constant currency financial information. We use constant currency financial information to provide a framework to assess how our business performed excluding the effects of changes in foreign currency translation rates. Management believes this information is useful to investors to facilitate comparison of operating results and better identify trends in our businesses. To calculate financial information on a constant currency basis, financial information in the current period for amounts recorded in GBP is translated into USD at the average exchange rates that were in effect during the comparable period of the prior year (rather than the actual exchange rates in effect during the current year period).

The Company is not able to provide a reconciliation of projected Adjusted EBITDA and adjusted earnings per diluted share, where provided, to expected results due to the unknown effect, timing and potential significance of transaction-related expenses and the tax effect of such expenses.

(a) Represents the equity-based compensation expense of Acadia.

(b) Represents the change in fair value of foreign currency derivatives purchased by Acadia related to (i) acquisitions in the U.K. and (ii) transfers of cash between the U.S. and U.K. under the Company’s cash management and foreign currency risk management programs.

(c) Represents transaction-related expenses incurred by Acadia related to acquisitions.

(d) Represents the income tax provision adjusted to reflect the tax effect of the adjustments to income based on tax rates of 24.5% and 21.9% for the three months ended March 31, 2017 and 2016, respectively. The adjusted income tax provision for the three months ended March 31, 2017 excludes the impact of adopting ASU 2016-09 "Improvements to Employee Share-Based Payment Accounting” of approximately $1.7 million.

(e) Calculated on a constant currency basis whereby financial information in the current period for amounts recorded GBP is translated into USD at the average exchange rates in effect during the comparable period of the prior year (rather than the actual exchange rates in effect during the current year period). The exchange rate used for the three months ended March 31, 2016 is 1.43.

CONTACT:
Acadia Healthcare Company, Inc.
Gretchen Hommrich, 615-861-6000
Director, Investor Relations